SCHEDULE 14A
                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934

                                 (Amendment No.)


Filed by the Registrant                       [X]
Filed by a party other than the Registrant    [ ]
Check the appropriate box:
   [ ]   Preliminary Proxy Statement
   [ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
   [X]   Definitive Proxy Statement
   [ ]   Definitive Additional Materials
   [ ]   Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                            Slade's Ferry Bancorp
  ---------------------------------------------------------------------------
              (Name of Registrant as Specified in Its Charter)


  ---------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


   Payment of Filing Fee (Check the appropriate box):
   [X]   No fee required
   [ ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.
         (1)   Title of each class of securities to which transaction applies:

               ---------------------------------------------------------------
         (2)   Aggregate number of securities to which transaction applies:

               ---------------------------------------------------------------
         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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         (4)   Proposed maximum aggregate value of transaction:

               ---------------------------------------------------------------
         (5)   Total fee paid:

               ---------------------------------------------------------------
   [ ]   Fee paid previously with preliminary materials.
   [ ]   Check box if any part of the fee is offset as provided by Exchange Act
Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
         (1)   Amount previously paid:

               ---------------------------------------------------------------
         (2)   Form, Schedule or Registration Statement No.:

               ---------------------------------------------------------------
         (3)   Filing party:

               ---------------------------------------------------------------
         (4)   Date Filed:

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


                            Slade's Ferry Bancorp

                                  Notice Of

                       Annual Meeting of Stockholders

                                   And

                               Proxy Statement




                                    Date:
                           Monday, April 14, 2003

                                    Time:
                                  6:30 P.M.

                                   Place:
                          Venus de Milo Restaurant
                            75 Grand Army Highway
                             Swansea, MA  02777

---------------------------------------------------------------------------
                         YOUR VOTE IS VERY IMPORTANT

You are urged to exercise your right by indicating your choices on the enclosed proxy card. Please date, sign, and promptly return your proxy card in the enclosed postage-paid envelope. You may, nevertheless, vote in person if you attend the meeting.

---------------------------------------------------------------------------
                                                             March 10, 2003


Dear Stockholder,

      You are cordially invited to attend the Annual Meeting of the Stockholders of Slade's Ferry Bancorp to be held on Monday, April 14, 2003 at 6:30 p.m. at the Venus de Milo Restaurant, 75 Grand Army Highway, Swansea, Massachusetts, 02777.

      At the Annual Meeting we will review the activities of the past year and you will be asked to vote upon (1) the election of five Class Two Directors of the Corporation to serve for a three-year term, (2) the election of a Clerk/Secretary of the Corporation, and (3) the ratification of the selection of Shatswell, MacLeod & Co. as the Corporation's independent auditors.

      It is very important that your shares be represented, whether or not you are able to attend. You are urged to read the enclosed Proxy Statement and the accompanying materials. Please sign and return the enclosed proxy in the postage-paid envelope provided at your earliest convenience, regardless of the number of shares you own. If you attend the Annual Meeting and wish to vote in person, you may withdraw the Proxy upon oral request.

      Your Board of Directors recommends that you vote FOR the election of Thomas B. Almy, Peter G. Collias, Melvyn A. Holland, Shaun O'Hearn Sr., and William J. Sullivan as Class Two Directors for a term of three years; FOR the election of Peter G. Collias as Clerk/Secretary; and FOR the ratification of Shatswell, MacLeod & Co. to act as the Company's independent auditors.

      Your Board of Directors has fixed the close of business on February 21, 2003 as the record date for the determination of stockholders entitled to receive notice of and to vote at the Meeting and any adjournments thereof.

      We look forward to seeing as many stockholders as possible at this meeting.


                                       Sincerely,

                                       /s/ Donald T. Corrigan

                                       Donald T. Corrigan
                                       Chairman of the Board



SLADE'S FERRY BANCORP, 100 Slade's Ferry Avenue, Somerset, Massachusetts 02726
     TEL (508)675-2121  ***  FAX (508)675-1751  ***  www.sladesferry.com

                            SLADE'S FERRY BANCORP
                          100 Slade's Ferry Avenue
                       Somerset, Massachusetts  02726
                                (508)675-2121

                  NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To the Holders of common stock of Slade's Ferry Bancorp

      NOTICE IS HEREBY GIVEN that the 2002 Annual Meeting of Stockholders of Slade's Ferry Bancorp will be held at the Venus de Milo Restaurant, 75 Grand Army Highway, Swansea, Massachusetts, on Monday, April 14, 2003 at 6:30 p.m. local time (the "Meeting") for the following purposes, all as set forth in the attached Proxy Statement.

      1. To elect five Class One Directors, each to hold office until the 2006 Annual Meeting of the Stockholders of Slade's Ferry Bancorp or special meeting of stockholders in lieu thereof, and until his or her successor is elected and qualified.

      2. To elect a Clerk/Secretary of the Corporation to hold office until the next Annual Meeting of stockholders or special meeting of stockholders in lieu thereof, and until his or her successor is elected and qualified.

      3. To ratify the Board of Directors' selection of Shatswell, MacLeod & Company, P.C. to continue as our independent certified public accountants for 2003.

      4. To consider and act with discretionary authority upon such business matters or proposals as may properly come before the Meeting and any adjournments thereof.

      Your Board of Directors has fixed the close of business on February 21, 2003 as the record date for the determination of stockholders entitled to receive notice of and to vote at the Meeting and any adjournments thereof.

      Your attention is called to the accompanying Proxy Statement.

                                       By Order of the Board of Directors,

                                       /s/ Peter G. Collias

                                       Peter G. Collias, Clerk/Secretary

Somerset, Massachusetts
March 10, 2003

IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING REGARDLESS OF THE NUMBER OF SHARES YOU MAY HOLD. PLEASE FILL IN, SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED WITHIN THE UNITED STATES. IT IS IMPORTANT THAT PROXIES BE MAILED PROMPTLY. IF YOU ATTEND THE MEETING, YOU MAY WITHDRAW ANY PROXY GIVEN BY YOU AND VOTE YOUR SHARES IN PERSON.

                            SLADE'S FERRY BANCORP
                          100 Slade's Ferry Avenue
                        Somerset, Massachusetts 02726
                                (508)675-2121

                               PROXY STATEMENT
                                   FOR THE
                       ANNUAL MEETING OF STOCKHOLDERS
                               April 14, 2003

      Accompanying this Proxy Statement is a Notice of the Annual Meeting of Stockholders of Slade's Ferry Bancorp to be held at the Venus de Milo Restaurant, 75 Grand Army Highway, Swansea, Massachusetts, on Monday, April 14, 2003 at 6:30 p.m. local time. Also enclosed is a form of proxy for the Meeting and any adjournment hereof. This Proxy Statement and the enclosed form are furnished in connection with the solicitation of proxies by the Board of Directors of the Corporation and are first being sent to stockholders on or about March 10, 2003. The enclosed proxy is for the use of holders of the Corporation's common stock, $.01 par value per share (the "common stock"), of record at the close of business on February 21, 2003. Shares cannot be voted at the Meeting unless the owner of record is present to vote or is represented by proxy.

      The solicitation of proxies will be by mail except that further solicitation may be made in writing, by person, or by telephone contact with some stockholders after the original mailing. Such further solicitation will be made by regular employees of the Corporation who will not be additionally compensated therefor. All the costs incurred in connection with the solicitation of proxies will be paid by the Corporation.

Date, Time and Place of Annual Meeting
--------------------------------------
      The Annual Meeting of Stockholders will be held at the Venus de Milo Restaurant, 75 Grand Army Highway, Swansea, Massachusetts, on Monday, April 14, 2003 at 6:30 p.m. local time.

Purpose of the Annual Meeting
-----------------------------
      The purpose of the Meeting is: (1) the election of five Class Two Directors of the Corporation to serve for a three-year term, (2) the election of a Clerk/Secretary of the Corporation, (3) the ratification of the Board of Directors' selection of independent auditors, and to consider and act with discretionary authority upon such other business matters or proposals as may properly come before the Meeting and any adjournments thereof.

Stockholders Entitled to Vote; Outstanding Shares
-------------------------------------------------
      The Board of Directors has fixed the close of business on February 21, 2003 as the record date (the "Record Date") for the determination of stockholders entitled to receive notice of, and to vote at, the Meeting or any adjournments thereof. Only holders of record of the Corporation's common stock at the close of business on the Record Date will be entitled to notice of, and to vote at, the Meeting or any adjournments thereof. However, the legal representative of a deceased stockholder is entitled to vote the shares owned of record by such deceased stockholder.

      At the close of business on the Record Date, there were 3,952,185.757 shares of the Corporation's common stock issued and outstanding. Each stockholder is entitled to one vote for each share owned and a proportionate vote for a fractional share. As of such date, there were approximately 1,450 stockholders of record of the Corporation's common stock.

                          PROPOSALS OF STOCKHOLDERS

      Any proposals of stockholders intended to be presented at the next Annual Meeting of Stockholders must be received by the Corporation at its principal executive offices not later than November 17, 2003 for inclusion in the Corporation's proxy statement and form of proxy relating to that meeting. Any stockholder submitting such a proposal must be the record or beneficial owner of at least $2,000 in market value of the Corporation's common stock, have held such stock for at least one year and continue to own such stock through the date on which the stockholders meeting is held. A stockholder may submit no more than one proposal and an accompanying statement of not more than 500 words for inclusion in the Corporation's proxy materials. The Corporation assumes no responsibility for such a proposal or the accompanying statement and may include an opposition statement in the proxy statement if it so chooses. The Corporation may omit proposals and any supportive statement under certain circumstances set forth in SEC Rule 14a-8.

                              VOTING PROCEDURE

      If you sign, date and return the enclosed proxy in time for the Meeting, your shares will be voted (unless you otherwise instruct) on all matters that may properly come before it. The proxy contains spaces in which you may insert instructions as to how your shares are to be voted with regard to each of the proposals. Your shares will be voted in accordance with your instructions. If no instructions are specified, your shares will be voted FOR the election as Directors of the nominees named herein, FOR the election as Clerk/Secretary of the nominee named herein, and FOR the ratification of the selected independent auditors.

      Your proxy may be revoked at any time before it is exercised. Any stockholder attending the Meeting may vote in person even though he/she may have previously filed a proxy. Your proxy may be revoked by written notice to the Corporation prior to the Meeting or at the Meeting in person prior to a vote.

      The presence, in person or by proxy, of at least a majority of the total number of outstanding shares of common stock of the Corporation is necessary to constitute a quorum for the transaction of business at the Meeting. A quorum being present, the affirmative vote of a majority of the shares present and voting, in person or by proxy, is necessary to approve the election of the class of Directors to be elected, the election of a Clerk/Secretary of the Corporation, and the ratification of the independent auditors. Abstentions are treated as negative votes for purposes of determining whether a majority vote has been received. Broker nonvotes are not considered to be represented by proxy and are not taken into account.

      As of February 21, 2003, the Directors and Executive Officers of the Corporation beneficially owned in the aggregate 713,889.550 (18.06%) of the issued and outstanding shares of the Corporation's common stock which may be voted at the Meeting.

                                PROPOSAL ONE

                       ELECTION OF CLASS TWO DIRECTORS

      The Bylaws of the Corporation provide that the Board of Directors must consist of at least seven but not more than twenty-five members. All of the Directors must own a certain minimum value of the Corporation's stock. The Corporation's Directors are divided into three approximately equal classes which serve staggered three-year terms such that only one class (approximately one-third of the Directors) is elected each year.

      At the Meeting, stockholders of the Corporation are being asked to elect five Class Two Directors of the Corporation to serve until the year 2006 Annual Meeting of Stockholders and until their successors are elected or qualified.

      The names of the nominees for Class Two Directors and certain information concerning them are set forth below. All of the nominees are currently Directors of the Corporation and each has consented to serve if elected. If any nominee shall become unavailable for any reason, the shares represented by the enclosed Proxy will be voted in favor of such other person as the Board of Directors of the Corporation may at the time recommend. The table lists the name of each nominee, his age, period of service as a director of the Corporation (and Slade's Ferry Bank), positions with the Corporation (and Slade's Ferry Bank), principal occupation and other directorships held.


                            Positions         Director
                           With Bancorp      of Bancorp
Name                         and Bank      and Bank Since    Occupation
-----------------------------------------------------------------------------------

Thomas B. Almy               Director        01/27/1964      Architect, Retired
958 Regan Road
Somerset, MA 02726
Age     68

Peter G. Collias             Director        01/09/1973      Attorney - Law Office
254 French Street                                    Peter G. Collias
Fall River, MA 02720
Age   71

Melvyn A. Holland            Director        11/10/1997      CPA/Accountant
16 Hidden Bay Drive                                          Treasurer
So Dartmouth, MA 02748                                       Rosenfield Raymon
Age   65                                                     Restivo, PC





                            Positions         Director
                           With Bancorp      of Bancorp
Name                         and Bank      and Bank Since    Occupation
-----------------------------------------------------------------------------------

Shaun O'Hearn, Sr.           Director        11/10/1997      President -
1567 Gardners Neck Road                                      Bolger & O'Hearn, Inc.
Swansea, MA 02777
Age   57

William J. Sullivan          Director        09/10/1979      President & Director
388 New Boston Road                                          Sullivan Funeral
Fall River, MA  02720                                        Homes, Inc
Age   63

      The Board of Directors of the Corporation recommends that the stockholders vote FOR the election of the five nominees as Directors of the Corporation.

      The other current members of the Board of Directors, together with their class and the year in which their term expires, who are not up for re-election at this meeting, are as follows:


                             2004 - CLASS THREE

Mary Lynn D. Lenz        William Q. MacLean, Jr.      Francis A. Macomber    Majed Mouded, MD          David F. Westgate
Four Longfellow Place    34 John Street               27 Cypress Road        111 Pontiac Road          47 Water Street
Boston, MA 02114         Newport, RI  02840           Somerset, MA 02726     Somerset, MA 02726        Mattapoisett, MA 02739


                              2005 - CLASS ONE

Donald T. Corrigan       Lawrence J. Oliveira, DDS    Peter Paskowski        Kenneth R. Rezendes Sr    Charles Veloza
95 Captain's Way         20 Holly Lane                409 Mount Hope Road    3 Sammy's Lane            100 Plymouth Blvd
Somerset, MA 02726       Mattapoisett MA  02739       Somerset, MA  02726    Assonet, MA 02702         Westport, MA 02790

         2002 MEETINGS AND STANDARD FEE ARRANGEMENTS OF THE BOARD OF
                    DIRECTORS AND COMMITTEES OF THE BOARD

      A regular meeting of the Board of Directors of the Bank is held each month. Bancorp directors meetings are held quarterly and special directors meetings are held when necessary. During 2002, the Board of Directors of the Bank held twelve regular monthly meetings, three special meetings and there were four quarterly Bancorp meetings. In addition to membership on the Board, members may also serve on one or more standing committees or subcommittees. The standing committees of the Bank include the Executive Committee, Audit Committee, and Nominating Committee.

      The Executive Committee met twenty-seven times, and generally acts on most matters between meetings of the regular board. Its members are Donald
T. Corrigan, Chairman; Mary Lynn D. Lenz, William Q. MacLean Jr., Peter Paskowski, Kenneth R. Rezendes, William J. Sullivan, and David F. Westgate. In the event of extended absences occurring on the Executive Committee, other directors serve as temporary replacements.

      In addition to its other functions, the Executive Committee reviews the compensation and benefits of the executives and officers of the Corporation and the Bank and sets salaries and bonuses subject to the approval of the Board of Directors. Ms. Lenz is excluded from any discussions or decisions regarding Ms. Lenz's compensation.

      The Audit Committee is responsible for matters relating to accounting policies, financial reporting, and internal control. It recommends the selection of independent auditors, reviews the Audit Plan and results of the independent audit, and reviews the audit function practices and findings of the Internal Audit Department. The Audit Committee held four meetings during the past year. Its members are Melvyn A. Holland, Chairman; William Q. MacLean, Jr.; Shaun O'Hearn, Sr.; and Lawrence J. Oliveira, DDS. All of the members of the Audit Committee qualify as "independent" under the definition in Rule #4200(a)(15) of the National Association of Securities Dealers.

      The Nominating Committee, which was formed in November 2002 and held one meeting, provides advice and guidance to the Board of Directors regarding the number, qualifications and performance of the Company's Directors and, when necessary, recommends individuals to the Board for election as Directors. The Committee also monitors the adequacy of the Board's Structure, communications, and procedures and ensures that each Director is informed and diligent regarding the fulfillment of his/her duties. It is solely the responsibility of the Nominating Committee to recruit individuals to serve as Directors whose qualifications meet the organization's needs, and to recommend these individuals to the Board for election as Directors.

      The overall attendance at the regular board meetings and special meetings was 90%. All of the Directors attended at least 80% of the total meetings of the Board of Directors and their assigned committees except for Dr. Mouded who attended 73% and Mr. Veloza who attended 54%.

                              FEE ARRANGEMENTS

      Directors are paid $350.00 for each Bank Board of Directors meeting attended and $300.00 for each Bancorp meeting attended. In addition, Executive Committee members are paid $350.00 for each Executive Committee meeting attended, and the Executive Committee Clerk is paid an annual fee of $2,000.00. The Chairman of the Board of the Bank and the Bancorp is paid $1,000.00 for each position, and the Vice Chairman of the Bancorp is paid $2,000.00 for holding such position. The Corporate Secretary of the Bank is paid an annual fee of $2,000.00, with an additional fee of $750.00 for serving as Corporate Secretary for the Bancorp. Members of all other committees receive $300.00 per meeting attended, a $250.00 annual fee for serving on such committees, and the chairman of each committee receives $500.00 annually for chairing such committees.

      Each non-employee director receives an automatic grant each year of an option for 2,000 shares of the Company's common stock under the Automatic Grant Program of the Company's 1996 Stock Option Plan, (the "Plan"). Options granted under the Automatic Grant Program are subject to the terms and conditions of the Plan and are exercisable immediately at a price per share equal to the market price on the date of grant.

      Through the purchase of $1.6 Million of directors paid-up life insurance policies in 1999, each insurable member of the Board of Directors is provided a death benefit of $100,000 providing the member has served 10 years or more on the board, and $50,000 to members that have less than 10 years of service. The policy also provides a retirement benefit to members of the Board for each year following the director's retirement.

      In addition, the Company, through its participation in the Employee Group Term Life Insurance program, provides a death benefit of $50,000 life insurance to each non-employee director up to age 65, then decreasing each year thereafter to a base of $10,000 at age 75.

      In 1999, the directors, officers and certain employees each received one (1) share of Slade's Ferry Preferred Capital Corporation (SFPCC) 8% Cumulative Preferred Stock, stated value of $500 per share.

                     AUDIT COMMITTEE CHARTER AND REPORT

Audit Committee Charter
-----------------------

      The Audit Committee operates pursuant to a Charter approved by the Board of Directors, a copy of which is attached to this proxy statement as Appendix A. The Charter sets out the responsibilities, authority, and duties of the Audit Committee. The Charter specifies, among other things, the structure, membership requirements, and the relationship of the Audit Committee to the independent auditors and internal auditor.

Report of Audit Committee
-------------------------

      The Audit Committee's responsibilities include the oversight of the Company's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process including systems of internal controls, and compliance with laws and regulations.

      In fulfilling its oversight responsibilities, the Committee reviewed with management and the independent auditors the audited financial statements in the Annual Report. The independent auditors, who are responsible for expressing an opinion on the conformity of the audited financial statements with generally accepted accounting principles, reviewed with the Committee their judgments as to the quality, not just acceptability, of the Company's accounting principles and such other matters that are required to be discussed with the Committee under generally accepted auditing standards.

      In addition, the Committee discussed with the independent auditors matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

      The independent auditors also provided to the Committee the written disclosures required by the Independence Standards Board, and the Committee discussed with the independent accountants that firm's independence.

      Based on the Committee's review and discussions referred to above, the Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company's Annual Report on Form 10-K for the year end December 31, 2002.

      The Committee and the Board have also recommended, subject to shareholder approval, the selection of Shatswell MacLeod & Company, P.C. to be the Company's independent auditors for year end 2003.

                             Audit Committee:
                             Melvyn A. Holland, Chairman
                             William Q. MacLean, Jr.
                             Shaun O'Hearn, Sr.
                             Lawrence J. Oliveira DDS
                             Cecelia Machado, Internal Bank Auditor

                             HONORARY DIRECTORS

      In addition to the Board of Directors, the Corporation also has Honorary Directors. To serve as an Honorary Director, a person must be a former director. Currently, no individual serves as Honorary Director.

                                PROPOSAL TWO
                         ELECTION OF CLERK/SECRETARY

      The Clerk of the Corporation is to be elected by the stockholders at an annual meeting or special meeting duly called for that purpose. At the Meeting, the stockholders of the Corporation are being asked to elect Attorney Peter G. Collias, the nominee proposed by the Board of Directors, as Clerk/Secretary of the Corporation to serve until the next Annual Meeting of Stockholders, or special meeting in lieu thereof, and until his successor is elected and qualified.

      Mr. Collias is the principal in the law office of Peter G. Collias and has been Clerk/Secretary of the Corporation since its inception and of Slade's Ferry Bank since 1973.

      The Board of Directors of the Corporation recommends that the stockholders vote FOR the election of Attorney Peter G. Collias as Clerk/Secretary of the Corporation.

                               PROPOSAL THREE
                    RATIFICATION OF INDEPENDENT AUDITORS

      The Board of Directors of the Corporation has selected Shatswell, MacLeod and Company, P.C. to continue as their independent certified public accountants for 2003. Shatswell, MacLeod and Company, P.C. is expected to have a representative available at the Annual Stockholders Meeting, who will have the opportunity to make a statement if desired and will be available to respond to appropriate questions.

      At the meeting, stockholders of the Corporation are being asked to ratify the Board of Directors' selection of Shatswell, MacLeod & Company, P.C. to continue as our independent certified public accountants for 2003.

      The Board of Directors of the Corporation recommends that the stockholders vote FOR the ratification of Shatswell, MacLeod & Company, P.C. as independent auditors.

                      DIRECTORS AND EXECUTIVE OFFICERS

      The Corporation, as the holding company for Slade's Ferry Bank, has the same Board of Directors as the Bank and its executive officers are some of the same executive officers employed by the Bank. The following table sets forth certain information about the directors and executive officers of the Corporation and the Bank.


                                                 Bank and
                                   Director    Corporation
                                   of Bank         Term       Position or Office with
Name                        Age     Since        Expires      the Bank and the Corporation
----------------------------------------------------------------------------------------------------------

Thomas B. Almy               68      1964          2003

Peter G. Collias             71      1973          2003       Secretary and Clerk of Bank and of the
                                                              Corporation

Donald T. Corrigan           72      1959          2005       Retired; Chairman of the Board of the Bank
                                                              and of the Corporation

Melvyn A. Holland            65      1997          2003

Mary Lynn D. Lenz            47      2002          2004       President and Chief Executive Officer of the
                                                              Bank and of the Corporation

William Q. MacLean, Jr.      68      1997          2004

Francis A. Macomber          71      1980          2004

Majed Mouded, MD             61      1993          2004

Shaun O'Hearn, Sr.           57      1997          2003

Lawrence J. Oliveira, DDS    57      1997          2005

Peter Paskowski              79      1971          2005       Retired; former President and Executive Vice
                                                              President of the Bank

Kenneth R. Rezendes, Sr.     69      1978          2005       Vice Chairman of the Corporation





                                                 Bank and
                                   Director    Corporation
                                   of Bank         Term       Position or Office with
Name                        Age     Since        Expires      the Bank and the Corporation
----------------------------------------------------------------------------------------------------------

William J. Sullivan          63      1985          2003

Charles Veloza               77      1979          2005

David F. Westgate            62      1997          2004

James H. Amidon              54                               Vice President of Asset Quality Control;
                                                              CRA/Compliance Officer; and Security
                                                              Officer of the Bank

Edward Bernardo Jr.          52      ----          ----       Vice President and Treasurer of the Bank;
                                                              Treasurer of the Corporation; Chief
                                                              Financial Officer and Chief Accounting
                                                              Officer of the Bank and the Corporation

Joseph Gesualdo              49      ----          ----       Vice President of Credit Risk Administration
                                                              of the Bank

Susan R. Hajder              55      ----          ----       Senior Vice President and Operations Officer
                                                              of the Bank

Carol A. Martin              56      ----          ----       Senior Vice President of the Bank

Donna Sosnowski              48      ----          ----       Senior Vice President/Corporate Services
                                                              of the Bank

Manuel J. Tavares            55      ----          ----       Senior Vice President and Senior Lending
                                                              Officer of the Bank

      The following is a description of the business experience during the last 5 years of the Directors and Executive Officers:

Thomas B. Almy: Architect with I. T. Almy Associates of Somerset, Massachusetts since 1963.

Peter G. Collias:  Attorney with law firm of Peter G. Collias since 1992.

Donald T. Corrigan: Chairman of the Board of Directors of the Bank since 1984 and of the Corporation since March 12, 1996. Retired Rear Admiral U.S. Navy Reserve; Incorporator U.S.S. Massachusetts Memorial; Associate Charlton Memorial Hospital; member of Board of Directors of St. Anne's Hospital of Fall River; member of Economic Development Committee of the Town of Somerset, and Managing Partner of Narry Boats LLC of Bristol, RI.

Melvyn A. Holland: Treasurer at Rosenfield Raymon Restivo PC, Certified Public Accountants of

New Bedford, Massachusetts, since prior to 1994.

Mary Lynn D. Lenz: President and Chief Executive Officer of the Bank since September 9, 2002. President and Chief Executive Officer of the Corporation since November 12, 2002. Executive Vice President, Director of Retail Banking at Citizens Bank of Massachusetts from 1998 to 2002. Vice President of National Small Business Regional Sales at Key Bank of Buffalo, New York from 1996 to 1998. Employed by Key Bank of Buffalo from 1989 to 1998.

William Q. MacLean, Jr.: Account Executive of Sylvia Group in New Bedford, Massachusetts since prior to 1994. President/Founder of MacLean Consulting, Inc., a general business consulting company in Boston, Massachusetts.

Francis A. Macomber: President, Treasurer and a Director of LeComte's Dairy of Somerset, Massachusetts since prior to 1994.

Majed Mouded, MD: Physician and endocrinologist, on active staff at St. Anne's Hospital in Fall River, Massachusetts since prior to 1994.

Shaun O'Hearn, Sr.: President of Bolger & O'Hearn, Inc., a color and chemicals company in Fall River, Massachusetts, since prior to 1994.

Lawrence J. Oliveira, DDS: Orthodontist from New Bedford and Mattapoisett, Massachusetts since prior to 1994.

Peter Paskowski: President of the Bank from January 1, 1988 until his retirement on June 30, 1988 and Executive Vice President of the Bank from 1984 to 1987.

Kenneth R. Rezendes, Sr.: Chairman of the Board of K. R. Rezendes, Inc., a heavy construction firm, since 1967. President of K. R. Rezendes, Inc. from 1965 to 1997. President of K. R. Management Corp., President and Chief Executive Officer of the Corporation from March 12, 1996 to November of 2002. Vice Chairman of the Corporation since November 12, 2002.

William J. Sullivan: President and Director of Sullivan Funeral Homes, Inc. of Fall River and Somerset, Massachusetts since prior to 1994.

Charles Veloza: Past President and Director of Charlie's Oil Co., a heating and fuel oil distribution business of Fall River, Massachusetts since prior to 1994.

David F. Westgate: President of Quequechan Management Corp., a management consulting firm in Fall River, Massachusetts since prior to 1994.

James H. Amidon: Vice President of Asset Quality Control; Compliance Officer; Community Reinvestment Act Officer; Security Officer. Employed by the Bank since 1989.

Edward Bernardo, Jr.: Chief Financial Officer, Chief Accounting Officer, and Treasurer of the Bank and Corporation since April 2000; Vice President of the Bank since 1996.

Joseph Gesualdo: Vice President of Credit Risk Administration. Employed by the Bank since 1996.

Susan R. Hajder: Senior Vice President of the Bank since 1990 and Operations Officer of the Bank since 1986. Employed by the Bank since 1973.

Carol A. Martin: Senior Vice President of the Bank since 1996 and Branch Administrator of the Bank from 1989 to 2002. Employed by the Bank since 1963.

Donna Sosnowski: Senior Vice President of the Bank since January 13, 2003. Senior Vice President of Human Resources at Citizens Bank of Massachusetts from 2000 to 2002; Vice President of Human Resources at USTrust from 1997 to 2000.

Manuel J. Tavares: Senior Vice President and Senior Lending Officer of the Bank since 1989. Employed by Bank since 1987.

       SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      The following table sets forth information concerning beneficial ownership of the Corporation's common stock by each Director, Honorary Director and nominee of the Corporation, by certain executive officers and by the executive officers and directors as a group as of December 31, 2002. Beneficial ownership includes any shares that the individual has the right to acquire within 60 days of February 28, 2003 through the exercise of an option.


Name and Address               Amount and Nature of    Percent
of Beneficial Owner            Beneficial Ownership    of Class
---------------------------------------------------------------

Directors and Nominees:

Thomas B. Almy                     73,650.000(1)         1.81
958 Regan Road
Somerset, MA 02726

Peter G. Collias                   26,109.040(2)          .64
254 French Street
Fall River, MA 02720

Donald T. Corrigan                 72,049.003(3)         1.77
95 Captain's Way
Somerset, MA 02726





Name and Address               Amount and Nature of    Percent
of Beneficial Owner            Beneficial Ownership    of Class
---------------------------------------------------------------

Melvyn A. Holland                   8,946.172             .22
16 Hidden Bay Drive
So. Dartmouth, MA 02748

Mary Lynn D. Lenz                     343.509             .01
Four Longfellow Place #3405
Boston, MA 02114

William Q. MacLean, Jr.            28,280.322(4)          .70
34 John Street
Newport, RI 02840

Francis A. Macomber               119,269.080(5)         2.93
27 Cypress Road
Somerset, MA 02726

Majed Mouded, MD                   69,087.105(6)         1.70
111 Pontiac Road
Somerset, MA 02726

Shaun O'Hearn, Sr.                 14,832.107(7)          .37
1567 Gardners Neck Road
Swansea, MA 02777

Lawrence J. Oliveira, DDS          36,979.981(8)          .91
20 Holly Lane
Mattapoisett, MA 02739

Peter Paskowski                    33,352.000(9)          .82
113 Cusick Lane
Somerset, MA 02726

Kenneth R. Rezendes, Sr.          157,285.436(10)        3.86
3 Sammy's Lane
Assonet, MA 02702

William J. Sullivan                49,580.320(11)        1.22
388 New Boston Road
Fall River, MA 02720





Name and Address               Amount and Nature of    Percent
of Beneficial Owner            Beneficial Ownership    of Class
---------------------------------------------------------------

Charles Veloza                    136,110.000            3.34
100 Plymouth Blvd.
Westport, MA 02790

David F. Westgate                  10,617.974             .26
47 Water Street
Mattapoisett, MA 02739

NOTES:
<F1>  Includes 55,020.000 shares held jointly with Mr. Almy's wife.
<F2>  Includes 8,285.096 shares held jointly with Mr. Collias' wife.
<F3>  Includes 1,158.943 shares held by spouse, 519 shares held with another family member, 3,823.912 shares held as custodian for other family members, and 15,479.148 shares held as cotrustee in trust for other family members, 2,000 shares held in IRA with A. G. Edwards as custodian, and 5,573 shares held through brokers.
<F4>  Includes 17,875.602 shares held in revocable trust.
<F5>  Includes 5,757.895 shares held by a pension trust of LeComte's Dairy;
      95,931.050 shares held in revocable trust; and 5,350.667 shares held as custodian for other family members, and 1,509.665 held with spouse as custodian for other family members.
<F6>  Includes 51,937.041 shares held jointly with Dr. Mouded's wife, and
      5,584.366 shares held by wife jointly with child.
<F7>  Includes 345.235 shares held jointly with Mr. O'Hearn's wife;
      3,897.104 shares held by a pension plan of Bolger & O'Hearn; and 2,352 shares held through broker.
<F8>  Includes 19,590.656 shares held by a pension plan of Lawrence J.
      Oliveira DDS P.C; and 9,064.892 shares held through broker.
<F9>  Includes 16,537 shares held jointly with Mr. Paskowski's wife.
<F10> Includes 78,965.690 shares held in IRA with Dean Witter Reynolds as custodian.
<F11> Includes 19,339.663 shares held jointly with Mr. Sullivan's wife and
      598.144 shares held jointly with children.

Executive Officers:


Mary Lynn D. Lenz                 See Above        See Above

Kenneth R. Rezendes, Sr.          See Above        See Above

Manuel J. Tavares                10,771.622           .26

All Executive Officers and     847,363.671 shs      20.82%
 Directors as a Group

           SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      The directors and executive officers of the Corporation became subject to the reporting requirements of Section 16 of the Securities Exchange Act of 1934 as a result of the required registration of the Corporation's common stock under that Act. Regulations under the Act Require that each director and executive officer file initial reports of beneficial holdings of the Corporation's securities, periodic reports of any changes in beneficial holdings and annual reports except where all required transactions have previously been reported. All of the required reports have been filed with the SEC, with only one late filing of a Form 4 on a single transaction for Mr. Corrigan.

           COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

      A structured compensation system is in place at the Bank. Each position has been scored using a point factor analysis system. Jobs with similar point totals, indicating similar levels of responsibility and authority, have been grouped together. Salary ranges have been assigned to these job groupings. Officers' evaluations are based upon performance to established standards, the standards having been written into each job description. This measurement to standards then dictates the level of merit increase proposed for each officer within guidelines set forth annually.

      The adequacy of the salary ranges and each officer's current compensation level is tested annually through the use of competitive market data. The Bank currently uses a Banking Compensation Report, produced by an independent consulting company. In 2002, there were 143 participants in the entire survey. The Bank's current peer group are those institutions with assets of $250 Million to $399.9 Million. The Bank's data is included in this survey, along with twenty-nine other institutions.

      Each officer position is reviewed annually and compared against competitive market data. This information is analyzed by the Executive Committee whereby each officer's performance and merit increase recommendations are presented.

      The Executive Committee, excluding Ms. Lenz, reviews the performance of the President/Chief Executive Officer of the Bank. This review is qualitative in nature and takes into consideration such factors as overall performance of the Bank, improvement in shareholder value, preservation and constant enhancement of the corporate image, including the Bank's leadership and involvement in the community, efficient use of financial and human resources, and the overall financial performance of the Bank. The President's salary is tested against the market data noted above.

      Bonuses are predicated on the achievement of the current year's budgeted earnings as established independently by the Finance Committee. The bonus is applied if the target earnings level is obtained and adjusted incrementally if the earnings fall below target. The target excludes extraordinary income and expense items and gains or losses recognized on the sale of securities.

      The Executive Committee also awards stock options to officers as provided for by the Stock Option Plan under the Discretionary Grant Program. In making any determinations as to persons to whom options are granted and the number of stock options granted, the Committee takes into account the duties of the respective individual, their contribution to the success of the Company during the year, and such other factors as the Committee deems relevant.

      The Bank's Chief Executive Officer's compensation in 2002 reflected the overall performance of Ms. Lenz since her appointment on September 9, 2002, and is supported by the expansion of the Bank's customer base, and the overall quality and growth of the Company's assets.

      Prior to 1998, the Company maintained a Defined Benefit Pension Plan, which provided retirement benefits to each eligible officer and employee. As of December 31, 1997, the Company elected to curtail this plan and in turn establish a profit sharing type retirement plan effective January 1, 1998.

                EXECUTIVE COMPENSATION TABLES AND INFORMATION

      The following table sets forth the dollar value of all compensation paid during the last three fiscal years to the Company's and the Bank's highest paid executive officers including the Chief Executive Officer, whose compensation exceeded $100,000:

                         SUMMARY COMPENSATION TABLE


                                                                       Long Term
                                          Annual Compensation         Compensation
                                    ------------------------------    ------------
                                                                      Restricted
                                                         Directors      Stock       Securities        All Other
Name and                            Salary     Bonus        Fees        Awards      Underlying     Compensation(8)
Principal Position(1)       Year       $         $           $            $         Options/Shs           $
---------------------       ----    ------     -----     ---------    ----------    -----------    ---------------

Mary Lynn D. Lenz           2002     59,231    15,000         0           0                0          34,072(2)
President/CEO -
Bank & Bancorp

Donald T. Corrigan          2002          0         0    24,900(3)        0            2,000          61,013(4)
Chairman of the Board -
Bank and Bancorp

Manuel J. Tavares           2002    119,940     6,000         0           0                0           7,525(5)
Senior Vice President       2001    119,940     8,500         0           0            1,500           7,102(5)
Senior Lending Officer -    2000    107,327         0         0           0            1,500           6,774(5)
Bank

Kenneth R. Rezendes, Sr.    2002          0         0    25,750(3)        0            2,000             422(6)
Vice Chairman-Bancorp       2001          0         0    19,550(3)        0            2,000             718(6)
                            2000          0         0    18,100(3)        0            2,000             692(4)

James D. Carey              2002     72,692         0         0           0                0         238,935(7)
Former President/           2001    210,000    17,000         0           0            2,000          22,398(7)
CEO - Bank                  2000    200,000         0         0           0            2,000          21,440(7)
Former Exec Vice
President - Bancorp




<F1>  Mr. Carey retired as President and Chief Executive Officer of the
      Bank on March 29, 2002. Mr. Corrigan served as Acting President of the Bank until Mary Lynn D. Lenz was elected as President and Chief Executive Officer of the Bank on September 9, 2002. Mr. Rezendes was President and Chief Executive Officer of the Company until November 12, 2002 when he was succeeded by Mary Lynn D. Lenz.
<F2>  Includes $26,100 for consulting services provided from 8/5/02 to
      9/16/02, $335 for personal use of bank owned automobile, $852 tax-effected value of Slade's Ferry Preferred Capital Corporation preferred stock, and $6,785 for legal services regarding employment issues.
<F3>  Directors' fees (See Fee Arrangements, Page 8).
<F4>  Includes $17,937 compensation for services provided in 2002 while
      Interim President, $37,822 annual contribution from and allocation to Supplemental Executive Retirement Plan, $309 insurance premiums for directors' life insurance, and $4,945 for appraisal services.
<F5>  Includes $6,142, $5,687, and $5,266 accrual in 2002, 2001, and 2000 respectively in connection with the Supplemental Executive Retirement Plan (SERP) entered into with Mr. Tavares in 1996, which provides for the payment to Mr. Tavares upon his retirement of $1,500 per month for 120 months, executive life insurance premiums of $387, $488, and $550 for 2002, 2001, and 2000 respectively; and benefit for personal use of bank owned automobile of $996, $927, and $958 for 2002, 2001, and 2000 respectively.
<F6>  Represents premium for directors' life insurance of $422, $718, and
      $692 for 2002, 2001, and 2000 respectively.
<F7>  Includes $160,000 ($85,000 paid in 2002, $75,000 accrued, to be paid in 2003) for compensation per the severance agreement entered into with Mr. Carey in 2002. Also included $78,255, $20,144, and $18,652 accrual in 2002, 2001, and 2000 respectively in connection with the Supplemental Executive Retirement Plan(SERP) entered into with Mr. Carey in 1995, which provides for the payment to Mr. Carey upon reaching the age of 65 of $3,000 per month for 108 months, insurance premiums for directors' life and executive life insurance of $97, $1,235, and $1,779 in 2002, 2001, and 2000 respectively; and benefit for personal use of bank owned automobile of $583, $1,019, and $1,009 for 2002, 2001, and 2000 respectively.
<F8>  Additional compensation benefits will accrue under the Company's
      Profit Sharing Plan established in 1998 under the formula which allocates five (5) units for each $1,000 of compensation and one (1) unit for each full year of service with the Company. The Plan was adopted in 1998 and contributions to the Plan consisted of $300,000 in 2002, $300,000 in 2001, $150,000 in 2000. Contributions to the
      Plan are determined each year by the Board of Directors.

                        Stock Options Granted in 2002

      The following table illustrates certain information for the Executive Officers named regarding stock option grants made in 2002under the Company's 1996 Stock Option Plan (the "Plan").

                              Individual Grants


                         Number of         % of Total                                      Potential Realizable Value
                        Securities          Options                                        At Assumed Annual Rate of
                        Underlying          Granted        Exercise Price                   Stock Price Appreciation
                          Options       to Employees in       Per Share      Expiration        for Option Term(2)
Name                   Granted(3)(4)          2002            ($/sh)(3)         Date           5%           10%
----                   -------------    ---------------    --------------    ----------        --           ---

Donald T. Corrigan        2,000(1)           07.14%            $14.15         4/10/07          $4,940     $12,220

Kenneth R. Rezendes       2,000(1)           07.14%            $14.15         4/10/07          $4,940     $12,220

<F1>  Options granted to Mr. Corrigan and Mr. Rezendes are awarded under and are subject to the terms and conditions of the Automatic Grant Program of the Plan which provides that an option for 2,000 shares be granted each plan year to each eligible nonemployee director of the Corporation. These options are exercisable immediately at a price per share equal to the market price on the date of grant.
<F2>  The dollar amounts under these columns are the results of calculations at the 5% and 10% rate required by the SEC and therefore are not intended to forecast possible future appreciation, if any, of the stock price for options expiring on April 10, 2007. The Company's per share stock price would be $16.62 and $20.26 if increased 5% and 10% respectively, compounded annually over the remaining life of the stock options, based on the closing price per share of $13.50 at December 31, 2002.
<F3>  The number of shares underlying outstanding options granted under the
      Plan and the exercise price of those options are subject to adjustment to reflect any stock split, stock dividend, or other changes in capitalization affecting the outstanding common stock.
<F4>  In 2002, there were no incentive stock options awarded under and subject to the terms and conditions of the Discretionary Grant Program of the Plan.

      The following table presents certain information for the named executive officers relating to the exercise of stock options and stock appreciation rights ("SARs") during 2002 and, in addition, information relating to the value of unexercised stock options. In 2002, underlying options previously granted and due to expire in April 2002 were exchanged for SARs and exercised. This action was approved by the Board of Directors.

           Aggregated Option/SAR Exercises in the Last Fiscal Year
                    And Fiscal Year-end Option/SAR Values


                                                         Number of Securities        Value of Unexercised In-The-
                                                        Underlying Unexercised             Money Options at
                       # Securities                       Options at 12/31/02                12/31/02 (1)
                        Underlying       Value       ----------------------------    ----------------------------
                       Options/SARs     Realized     Exercisable    Unexercisable    Exercisable    Unexercisable
                        Exercised          ($)            #               #               $               $
                       ------------     --------     -----------    -------------    -----------    -------------

James D. Carey             6,100       $20,919.00            0            0                   0           0
Donald T. Corrigan         2,205       $12,502.00       10,200            0          $16,344.00           0
Kenneth R. Rezendes            0                0       10,200            0          $16,344.00           0
Manuel J. Tavares              0                0        6,150            0          $12,258.00           0

<F1>  The value of unexercised In-The-Money Options is expressed as the market value of the common stock at December 31, 2002 at $13.50 per share over the exercise price of each option.

                             RETIREMENT BENEFITS

      Prior to 1998, the Company maintained a Defined Benefit Pension Plan which provided retirement benefits to each established officer and employee. An employee must have been age 21 and have served with the Company one (1) full year of service to have been eligible. The annual benefits formula for normal retirement age of 65 provided for 1.5% of total salary plus .5% of compensation in excess of integration level per year of service.

      The following table illustrates the estimated retirement benefit payable to eligible officers and employees upon retirement at age 65 in various salary groups with various years of services.

                             PENSION PLAN TABLE
                              Years of Service
---------------------------------------------------------------------------


    Remuneration    15 Yrs     20 Yrs     25 Yrs     30 Yrs     35 Yrs
---------------------------------------------------------------------------

      $100,000      $29,325    $39,100    $48,875    $58,650    $ 68,425
      $125,000      $36,825    $49,100    $61,375    $73,650    $ 85,925
      $150,000      $44,325    $59,100    $73,875    $88,650    $103,425
      $175,000      $47,325    $63,100    $78,875    $94,650    $110,425
      $200,000      $47,325    $63,100    $78,875    $94,650    $110,425
      $225,000      $47,325    $63,100    $78,875    $94,650    $110,425
      $250,000      $47,325    $63,100    $78,875    $94,650    $110,425

      The benefits shown in the Pension Plan Table are based on a formula of 1.5% of compensation per year plus .5% of compensation in excess of $9,000 per year. The maximum years of service considered for benefit purposes is 35. Annual compensation for benefits is capped at $160,000, per Internal Revenue Code Section 401(a)(17). Benefits shown are payable as a life annuity at age 65 and will not be subject to reductions because of social security benefits. The life annuity is the Normal Form as defined by the Plan document. Employees who had worked over 1000 hours in the twelve-month period beginning on their date of hire and had attained age twenty-one were eligible to participate in the Plan as of the next January 1 or July 1, the Plan entry dates. The Plan covered all employees who met the eligibility provisions, except employees covered by a collective bargaining agreement and non-resident aliens. In addition, benefit accruals and Plan participation were frozen by amendment effective December 31, 1997. The years of credited service as of January 1, 1998 for the executive officers named on the Summary Compensation Table who are eligible for retirement benefits are as follows: James D. Carey - 10 Years; and Manuel J. Tavares - 11 years.

      As of December 31, 1997, the Company elected to curtail the Employees Defined Benefit Pension Plan. This decision was based on the costs associated with the Defined Benefit Plan, and the complexities of the marketability of the Plan to its employees. The Company in turn has established a profit sharing type retirement plan effective January 1, 1998, which provides the employee with full investment direction of the funds allocated to his or her account. The contribution by the Company to the new Profit Sharing Plan is an amount to be fixed each year by the Board of Directors. The amount allocated to each employee is based on a formula that provides five (5) units for each $1,000 of compensation, and one (1) unit for each full year of service with the Company. The grand total of units of all eligible employees then becomes the denominator for the allocation of the contribution to each employee's account. At December 31, 2002, the Defined Benefit Plan was underfunded. Although it is dependent upon market conditions, it is currently estimated that the Plan's assets will earn sufficient income in the next five to seven years to become fully funded. Upon reaching a fully funded status, each participant's lump sum value of the December 31, 1997 accrued benefit will be distributed from the Defined Benefit Plan. The participant will be given the option of rolling over their Defined Benefit Plan benefit into the new Profit Sharing Plan.

      The Company also provides a 401K Plan which is available to eligible employees who attain age 21 and complete three months of service. The Company contributes a discretionary amount as determined by the Board of Directors to the 401K Plan.

         EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT AND CHANGE-
                           IN CONTROL ARRANGEMENTS

      In 1995, the Company entered into a Supplemental Executive Retirement Agreement (SERP) with Mr. Carey which provided for a payment to Mr. Carey upon his retirement of $2,500 per month for 120 months and further provided for payment of lifetime medical insurance coverage for Mr. Carey and his wife. Effective January 1, 1999, the agreement was amended to provide Mr. Carey with $3,000 per month for 120 months upon his retirement, and amended again in 2002 to 108 months upon reaching the age of 65. Upon Mr. Carey's retirement in March 2002, the provision for medical coverage under the SERP was deleted and payments under a separate severance agreement commenced. As a condition of the agreement, Mr. Carey is required not to compete with the Corporation or the Bank, either while employed or while receiving benefits under the Agreement.

      In 1996, the Bank entered into a substantially identical Supplemental Executive Retirement Agreement (SERP) with Mr. Tavares, which provides a payment to Mr. Tavares of $1,500 per month for 120 months upon his retirement. It is anticipated that the Company will enter into a Supplemental Executive Retirement Agreement with Ms. Lenz in 2003, substantially similar to the agreement with Mr. Carey prior to its amendment in 2002, and into a Change of Control Severance Agreement with Ms. Lenz in 2003, providing for certain payments and benefits to her under certain circumstances in the event of a severance of employment following a Change of Control of the Company or the Bank.

         COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

      The Executive Committee of the Company's Board of Directors, which functions as the Compensation Committee, during 2002 included among others:
Kenneth R. Rezendes, Sr., James D. Carey, Mary Lynn D. Lenz, and Donald T. Corrigan. Mr. Rezendes is currently the Vice Chairman of the Company, and is the former President and Chief Executive Officer of the Company. Mr. Carey retired as President and Chief Executive Officer of the Bank and Executive Vice President of the Company on March 29, 2002. Mr. Corrigan, Chairman of the Board, served as Acting President of the Bank from March 29, 2002 until the appointment of Ms. Lenz on September 9, 2002. Ms. Lenz is currently the President and Chief Executive Officer of the Company and the Bank. Mr. Corrigan is currently the Chairman of the Board of the Company and the Bank and is the former President and Chief Executive Officer of the Company and the Bank.

                        STOCK PERFORMANCE COMPARISON

      The following graph compares the performance of the Company for the periods indicated with the performance of the NASDAQ Stock Market and the performance of a group of banks in the $250 Million to $500 Million index assuming reinvestment of dividends.

                            Slade's Ferry Bancorp


                                                          Period Ending
                              --------------------------------------------------------------------
Index                         12/31/97    12/31/98    12/31/99    12/31/00    12/31/01    12/31/02
--------------------------------------------------------------------------------------------------

Slade's Ferry Bancorp          100.00       93.00       74.31       68.00      115.32      105.38
NASDAQ - Total US*             100.00      140.99      261.48      157.42      124.89       86.33
SNL $250M-$500M Bank Index     100.00       89.55       83.31       80.22      113.97      146.96

*Source: CRSP, Center for Research in Security Prices, Graduate School of Business, The University of Chicago 2002. Used with permission. All rights reserved. crsp.com.

SNL Securities LC                                            (804) 977-1600
(c) 2003

                       INDEPENDENT PUBLIC ACCOUNTANTS

      The Board of Directors of the Corporation has selected Shatswell, MacLeod and Company, P.C. to continue as their independent certified public accountants for 2003. This selection will be presented to shareholders for ratification at the Annual Meeting. Shatswell, MacLeod and Company, P.C. is expected to have a representative available at the Annual Stockholders Meeting, who will have the opportunity to make a statement if desired and will be available to respond to appropriate questions.

               CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      Certain of the Corporation's and Bank's directors, executive officers, and members of their families are at present, as in the past, customers of the Bank and have transactions with the Bank in the ordinary course of business. In addition, certain of the directors are at present, as in the past, also directors, officers, or stockholders of corporations, trustees of trusts, or members of partnerships which are customers of the Bank, and which have transactions with the Bank in the ordinary course of business. Such transactions with the directors, executive officers, members of their families and with such corporations, trusts, and partnerships were on substantially the same terms, including rates and collateral, as those prevailing at the time for comparable transactions with other persons and did not involve more than normal risk of collectability, or present other features unfavorable to the Bank.

      During the fiscal year ended December 31, 2002 and in prior years, the Corporation and/or the Bank retained the legal services of Peter G. Collias, Esq. a director and Clerk/Secretary of the Bank and Bancorp; and the legal services of Thomas H. Tucker, Esq., who is the son-in-law of Donald T. Corrigan, a director and Chairman of the Board. The Bank utilized in 2002 the services of Director Thomas B. Almy of I. T. Almy Associates for appraisal, architectural and related services, and the appraisal services of Donald T. Corrigan and Peter Paskowski. Various goods and materials were also purchased from Charlie's Oil Company, of which Director Charles Veloza is Past President; and from LeComte's Dairy, of which Director Francis A. Macomber is President. Also in 2002, consulting services were provided by David F. Westgate, President of Quequechan Management Corp., and Mary Lynn D. Lenz for the two months prior to her appointment in September as President and Chief Executive Officer. None of these relationships or transactions involved an amount of over $60,000.

                             ADDITIONAL MATTERS

      The Annual Report of the Corporation for the fiscal year ended December 31, 2002, including financial statements, is enclosed herewith.

      As of the date of this Proxy Statement, management knows of no matters that will be presented for determination at the annual meeting other than those referred to herein. If any other matters properly come before the annual meeting calling for a vote of stockholders, it is intended that the shares represented by the proxies solicited by the Board of Directors will be voted by the persons named therein in accordance with their best judgements.

                          HOUSEHOLDING OF MATERIALS

      Pursuant to a notice sent by the Company to its eligible shareholders, the Company sent only one copy of this Proxy Statement and Annual Report to those households in which multiple shareholders shared the same address, unless the Company received instructions from a shareholder requesting that they receive separate copies of these materials. If you are a shareholder who shares the same address as other shareholders of the Company and would like to receive a separate copy of this Proxy Statement or Annual Report, or of future proxy statements, information statements, and annual reports, please contact Shareholder Services at (800) 643-7537 (MA and RI only) or (508) 675-2121, or by writing to Slade's Ferry Bancorp, Shareholder Services, 100 Slade's Ferry Avenue, Somerset, MA 02726.


                                       By Order of the Board of Directors,

                                       /s/ Peter G. Collias

                                       Peter G. Collias
                                       Clerk/Secretary


Dated:  March 10, 2003

                                                                 APPENDIX A

                               REVISED CHARTER

                  AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
                         SLADE'S FERRY TRUST COMPANY
                        (Approved November 12, 2002)

      I.    Audit Committee
            ---------------

The Audit Committee of the Board of Directors shall be composed of at a minimum three Directors who are independent of Management and are free of any relationship that, in the opinion of the Board of Directors, would interfere with their exercise of independent judgment as a Committee member. Each Audit Committee member must be able to read and understand fundamental financial statements. At least one Committee member must be a "financial expert", i.e., have past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background. Audit Committee members may enhance their familiarity with finance and accounting by participating in educational programs conducted by the Bank or through outside programs. Audit Committee members and the Committee Chairman shall be appointed by the Chairman of the Board. If an Audit Committee Chair is not designated or present, the members of the Committee may designate a Chair by majority vote of the Committee membership.

      Independence
      ------------

A director will not be considered "Independent" if, among other things, the director has:

      * Been employed by the Bank or its affiliates in the past three years.
      * Accepted any compensation from the Bank or its affiliates during the previous fiscal year (except for board services, retirement plan benefits, or non-discretionary compensation).
      * An immediate family member who is, or has been in the past three years, employed by the Bank or its affiliates as an executive officer.
      * Been a partner, controlling shareholder or an executive officer of any for-profit business to which the Bank made or from which it received, payments (other than those which arise solely from investments in the Bank's securities) that exceed five percent of the Bank's consolidated gross revenues for that year, or $200,000, whichever is more, in any of the past three years.
      * Been employed as an executive of another entity where any of the Bank's executives serve on that entity's compensation committee.

      II.   Statement of Policy
            -------------------

It is the Committee's responsibility to provide oversight of the Company's Independent Auditors and Internal Audit function. In so doing, it is the responsibility of the Committee to maintain free and open means of communications between the Board of Directors, the Independent Auditors, the Internal Auditors, and the financial management of the Bank.

      III.  Meetings
            --------

The Committee shall meet at least four times annually, or more frequently as circumstances dictate. The Committee will in the normal course meet in a separate executive session with the Internal Auditors. At least annually, the Committee will meet with the Independent Auditors to discuss any matters that the Committee determines should be discussed privately. The Internal Auditor shall serve as the Clerk of the Committee and keep minutes of the proceedings of each Committee meeting. A majority of the Committee shall constitute a quorum for the conduct of business. At the discretion of the Chairman, a member may attend a meeting by telephone conference in which he can hear each person in attendance and all such persons can hear the person attending by telephone conference.

      IV.   Responsibilities
            ----------------

1. Review and update this Charter annually and ascertain that it is reported in the Bank's proxy statement at least once every three years.

2. Report regularly to the Board of Directors on results of the following activities:

      a) Appointment of the Independent Auditors to audit the financial statements of the Company and subsidiaries and determination of the compensation for such services.

      b) Approval of all non-audit services to be provided by the Independent Auditors.

      c) Resolution of any disagreements that may arise between the Independent Auditors and management.

      d) Evaluation of the performance of the Independent Auditors and, where appropriate, recommendation that the Board replace the Independent Auditors.

3. Review the Independent Auditors' engagement letter setting forth the scope and approach of the proposed audit, the estimated fees for performing the annual audit, FDICIA controls audit, and quarterly reviews of Form 10-Q. The Committee will also meet annually with the Independent Auditors to review findings, including comments or recommendations.

4. Review the effectiveness of the Internal Audit function of the Bank including the independence and authority of its reporting obligations, the proposed audit plan for the current internal audit cycle, and the coordination of such plans with the Independent Auditors.

5. Review with the Independent Auditors and Internal Auditors the integrity of the

      Bank's financial reporting processes and compliance with section 12 USC 1831 p-1 (Federal Deposit Insurance Act).

6. Inquire as to the Independent Auditors' judgments about the quality and appropriateness of the Bank's accounting principles as applied in its financial statements.

7. Consider and approve, if appropriate, changes to the Bank's auditing and accounting principles and practices as suggested by the Independent Auditors, management or the Internal Auditors.

8. Review and approve the required reports to be included in the Bank's annual report to shareholders.

9. Review, at the Committee's discretion, quarterly financial statements and review with management and the Independent Auditors any significant matters that arise out of the Company's quarterly financial statements review, based upon the auditors' limited review procedures. Discuss any significant changes to the Company's accounting principles and any items required to be communicated by the Independent Auditors in accordance with SAS 61 as amended by SAS 90.

10. Review and discuss with the Independent Auditors annually all relationships the Independent Auditors have with the Company which might adversely affect their objectivity and independence and review a written statement from the Independent Auditors as to their independence. The Committee shall take, or recommend that the full Board take, appropriate action to oversee the independence of the Independent Auditors.

11. Discuss the results of the audit with the Independent Auditors prior to releasing the year-end earnings and annual report to regulatory agencies. Discuss those matters which are required to be communicated to audit committees in accordance with SAS 61 as amended by SAS 90.

12. It is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of Management and the Independent Auditors.

Other Duties
------------

In addition to the foregoing duties, the Committee shall:

1.    Appoint and supervise the Internal Audit Director.

2. Review internal and external reports concerning the Loan Review, Compliance, and Information Technology functions of the Bank.

3. In consultation with the Board of Directors, review and follow-up on regulatory examination findings and recommendations.

4. Conduct or authorize investigations into any matters within the Committee's scope of responsibilities. The Committee is empowered to retain independent counsel and other professional advisors to assist in the conduct of any investigation or as may be necessary in the fulfillment of any of its responsibilities.

5. Establish procedures for complaints regarding accounting, internal accounting controls, and auditing matters.

6. Establish procedures for confidential, anonymous employee submissions of concern.

7. Review Internal Audit's adherence to its audit plan and make adjustments as necessary.

8. Review on an annual basis the Company's insurance policies including, blanket bond, directors' and officers', and property and casualty.

                            SLADE'S FERRY BANCORP

                           SOMERSET, MASSACHUSETTS

                      Proxy Solicited on Behalf of the
                             Board of Directors
                         Annual Stockholders Meeting
                               April 14, 2003

------------------------------------------------------------------------------

The undersigned hereby appoint Donald T. Corrigan, Peter Paskowski, and Lawrence Oliveira, or any one of them as my/our true and lawful attorney, with full power of substitution, for me/us and in my/our name to vote, as designated below, all the shares of common stock of Slade's Ferry Bancorp held of record by the undersigned on February 21, 2003, at the Annual Meeting of the stockholders of said Company to be held at the Venus de Milo Restaurant, 75 Grand Army Highway, Swansea, Massachusetts on Monday, April 14, 2003 at 6:30 p.m. or at any adjournment thereof, with all powers I/we should possess if personally present, hereby revoking all previous proxies.

For    Against
---    -------

[ ]      [ ]      (1)   To elect Thomas B. Almy, Peter G. Collias, Melvyn A.
                        Holland, Shaun O'Hearn, Sr., and William J. Sullivan as Class Two Directors for a term of three years.
                        (Authority to vote for the election of a specifically named individual may be withheld by crossing out the name of such individual.)

[ ]      [ ]      (2)   To elect Peter G. Collias as Clerk/Secretary for a
                        term of one year.

[ ]      [ ]      (3)   To ratify the Board of Directors' selection of
                        Shatswell, MacLeod & Company, P.C. to continue as our independent certified public accountants for 2003.

(4) In their discretion, the proxies are authorized to consider and act upon such other business matters or proposals as may properly come before the meeting.


------------------------------------------------------------------------------
The shares represented by the proxy will be voted as directed by the undersigned. It is the intention of proxies to vote "FOR" the proposals set forth under Items 1, 2, and 3 if no contrary instruction is indicated.
------------------------------------------------------------------------------

                                       ---------------------------------------
                                       Signature                          Date

                                       ---------------------------------------
                                       Signature                          Date

Please date, sign and return this      In signing, please write name(s)
Proxy in the enclosed envelope         exactly as appearing in the imprint
promptly.                              on this proxy. If signing as Executor,
                                       or in any other representative
                                       capacity, or as an officer of a
                                       corporation, please indicate your full
                                       title as such.

[ ]   I (we) will attend the meeting.

             MAILING INSTRUCTIONS - Fold the form along lines as
               indicated and insert in the envelope provided.